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                                                                      EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333- 59140 of Morgan Stanley Mid-Cap Value Fund on Form N-1A of our report dated May 22, 2001 and to the reference to us under the captions "Custodian and Independent Auditors" and "Experts", both of which appear in the Statement of Additional Information, which is part of such Registration Statement.


Deloitte & Touche LLP
New York, New York
July 25, 2001